Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements listed below of our report dated February 26, 2026, with respect to the consolidated financial statements of Pacira BioSciences, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

•Registration Statement No. 333-175101 (Form S-8)
•Registration Statement No. 333-181986 (Form S-8)
•Registration Statement No. 333-196542 (Form S-8)
•Registration Statement No. 333-212098 (Form S-8)
•Registration Statement No. 333-233141 (Form S-8)
•Registration Statement No. 333-258410 (Form S-8)
•Registration Statement No. 333-266532 (Form S-8)
•Registration Statement No. 333-273613 (Form S-8)
•Registration Statement No. 333-277556 (Form S-8)
•Registration Statement No. 333-285365 (Form S-8)
•Registration Statement No. 333-289271 (Form S-8)

Short Hills, New Jersey February 26, 2026